THE AES CORPORATION
                           INCENTIVE STOCK OPTION PLAN

                         (as amended on April 16, 1996)

                                    ARTICLE I

                                     Purpose


         The AES Corporation (the "Company") desires to promote the growth and prosperity of the Company by allowing certain employees of the Company to share in its ownership. In order to effectuate this purpose, the Board of Directors hereby adopts The AES Corporation Incentive Stock Option Plan (the "Plan") effective June 1, 1991.


                                   ARTICLE II

Words and Phrases Used in the Plan


         2.01 Definitions. Whenever used in the Plan, the words and phrases set forth below shall have the following meanings unless the contest clearly requires otherwise:


          (a) "Board of Directors" shall mean the Board of Directors of the Company.


          (b)   "Code" shall mean the Internal Revenue Code of 1986, as amended.


          (c) "Committee" shall mean (i) the Human Resources Committee, as appointed by the Board of Directors from time to time, provided that each member of the Human Resources Committee is a "disinterested person" as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or (ii) if any such member is not a "disinterested person", a committee comprising such members of the Human Resources Committee who are "disinterested persons" as so defined.


          (d)   "Company"   shall   mean  The  AES   Corporation,   a   Delaware
                corporation, or its successor under the Plan.


          (e)   "Effective Date" shall mean June l, 1991.


          (f) "Employee" shall mean any person, including an officer or director, who is a common law employee of the Company, of any subsidiary more than 50% of the voting capital stock of which is directly or indirectly owned by the Company.

          (g) "Employer" shall mean the Company, any subsidiary more than 50% of the voting capital stock of which is directly or indirectly owned by the Company.


          (h) "Nonqualified Option" shall mean an option granted under Article V of the Plan which is designated by the Board as a Nonqualified Option.


          (i) "Officer" shall mean any officer of the Company or of a subsidiary of the Company whose office or duties subject him to the reporting and "short swing" transaction provisions of Sections 16(a) and 16(b) of the Securities Exchange Act of 1934, as amended.


          (j) "Option" shall mean the right to purchase stock granted to an Employee under the Plan, or the writing referred to in Section
                5.01 evidencing such right, as the contest may require.


          (k) "Optionee" shall mean any person who has the right to purchase stock pursuant to an Option granted under the Plan.


          (1) "Option Shares" shall mean shares of Stock purchased by an Optionee pursuant to an Option.


          (m)   "Plan"  shall mean The AES  Corporation  Incentive  Stock Option
                Plan.


          (n) "Qualified Option" shall mean an option granted under Article V of the Plan which is designated by the Board as a Qualified Option.


          (o) "Stock" shall mean the Common Stock of the Company, par value $.01 per share.


          2.02 Word Usage. Wherever used in the Plan, any word denoting the masculine shall include the feminine, and any word denoting the plural shall include the singular and vice versa unless the context indicates otherwise. As used in the Plan, the word "herein," "hereafter," or "hereunder," or any other compound of the word "here" shall refer to the Plan in its entirety and not to any subpart, unless the contest indicates otherwise.


                                   ARTICLE III

The Committee


         3.01. Committee. The Committee, subject to the provisions of the Plan and subject to such restrictions as the Board of Directors may make from time to time, shall have authority to prescribe, amend, and rescind rules and regulations relating to the Plan, to construe all Plan provisions and to determine any and all questions arising under the Plan. The Committee shall determine the manner, timing and amount of any Options granted pursuant to the Plan. The determination of the Committee shall be conclusive on all persons affected thereby.


         3.02. Action by Committee. A majority of the members of the Committee constitute a quorum for the transaction of business. Any determination or action of the Committee may be made or taken by a majority of the members of the Committee present at any meeting of the Committee, or without a meeting by resolution or instrument in writing signed by a majority of the members of the Committee.


         3.03. Delegation of Powers. The Committee may delegate its powers set forth in Sections 3.01 and 4.01 to each of the Chairman of the Board and the President of the Company in respect of determinations of Options to be granted to Employees who are not (a) Officers (b) directors of the Company or (c) beneficial owners of more than 10% of the Stock or of any other class of equity security of the Company registered under Section 12 of the Securities Exchange Act of 1934, as amended.



                                   ARTICLE IV

Eligibility


         4.01. Eligibility. All employees shall be eligible to receive an Option. The Committee shall determine which Employees shall receive an Option. In making this determination, the Committee may take into account the nature and length of service rendered by the Employee, his past, present and potential contributions to the success of the Company and such other factors that the Committee, in its sole discretion, shall deem relevant. Subject to the limitation set forth in Section 5.02(d) in respect of Qualified Options, any Employee who has been granted an Option under the Plan, but has not yet exercised that Option, shall be eligible to receive any additional Options which the Committee may grant to him from time to time, without regard to any Options which have been previously granted to him.

                                    ARTICLE V

Grant of Options


          5.01. Grant of Options. Each Qualified Option and Nonqualified Option shall be in writing and shall specify the number of shares of Stock which may be purchased pursuant to the Option, the purchase price, any vesting periods, the period during which the Option may be exercised and other conditions, if any, under which the Option has been granted. Options shall not be granted for fractional shares of Stock.


          5.02. Limitations on Qualified Options. Each Qualified Option shall be subject to the following limitations:


          (a) Each Qualified Option shall be exercisable for a period of time specified in the Option, which period shall not exceed ten (10) years from the date it was granted, subject, however, to clause (c) below;


          (b) the price of Stock purchased pursuant to each Qualified Option shall be equal to the "fair market value" (as defined below) of the Stock at the time such Option is granted, subject, however, to clause (c) below;


          (c) if an Employee, at the time an Option is granted, owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company, then (i) the price per share for Stock which may be acquired pursuant to a Qualified Option shall equal one hundred ten percent (110%) of the "fair market value" of the Stock at the time such Option is granted and (ii) any Qualified Option granted to such Employee shall not be exercisable more than five (5) years after such date the Option is granted; and

         (d) in no event shall the aggregate fair market value (determined as of the time Qualified Options are granted) of the Stock with respect to which any Qualified Options (and any other tax qualified options under other incentive stock option plans of the Company or any parent or subsidiary of the Company) are exercisable for the first time by an Optionee during any calendar year exceed $100,000.


For the purpose of this Section 5.02, the term "fair market value" shall mean the closing price of the Stock, on the last trading day immediately preceding the date of grant, on the National Association of Securities Dealers Automated Quotation ("NASDAQ") National Market System, or on any national securities exchange on which the Stock at the time of grant may be listed. If the Stock ceases to be so quoted or listed, the term fair market value" shall be the fair market value as of the date of grant as determined in good faith by the Committee.


          5.03. Maximum Shares Authorized Under the Plan. The total number of shares of Stock for which Options can be granted pursuant to the Plan shall be 5,000,000 shares. In the event of a recapitalization of the Company, the maximum number of authorized shares shall be adjusted as provided in Article VII. The Company shall reserve, either from authorized but heretofore unissued Stock or from Stock reacquired by the Company and held in its treasury, the full number of shares of Stock necessary to satisfy all Options that may be granted under the Plan.


                                   ARTICLE VI

Exercise of Options


          6.01. Procedure for Exercising Options. Any Option may be exercised at any time during the period commencing with either the date the Option is granted or in accordance with a vesting schedule established by the Committee, and ending with the expiration date of the Option; provided, however, that any Option granted to (a) an Officer, (b) a director of the Company or (c) a beneficial owner of 10% or more of the Stock or of any other class of equity security of the Company registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, cannot be exercised until at least six months and one day after the date the Option is granted. An Optionee may exercise his Option for all or part of the number of shares of Stock which he is eligible to exercise under the terms of the Option.


The exercise of an Option shall be effective only upon delivery to the Director of Finance and Administration of the Company of (i) written notice of such exercise on the form prescribed by the Committee and (ii) payment of the full purchase price of the Option Shares in respect of which notice of exercise is given. The notice shall specify the number of shares to be exercised and shall be signed by the Optionee. Upon the exercise of any Option, the Company shall provide the Optionee with the notice required under Section 6039(a) of the Code.

          6.02. Issuance of Option Shares. Promptly after receipt of written notice of exercise and full payment of the purchase price for the Option Shares being acquired, the Director of Finance and Administration of the Company shall instruct the Transfer Agent and Registrar of the Company to issue Option Shares in the name of, and deliver certificates therefor to, the Optionee. Until such time as the issuance of Option Shares in the name of the Optionee is registered on the stockholders ledger of the Company, the Optionee shall have no rights of a stockholder of the Company, including without limitation the right to vote the Option Shares or to receive any dividends which are attributable to the Option Shares.


          6.03. Disability. In the event an Optionee becomes totally and permanently disabled, within the meaning of Section 22(e)(3) of the Code, while in the continuous employ of the Employer, all Options held by such Optionee shall automatically expire on the earlier of (a) the date the Option would have expired had the Employee continued in the employ of the Employer and (b) one (1) year after the date his employment with the Employer ceases because of such disability.


          6.04. Death. In the event of the death of an Optionee while in the continuous employ of the Employer, all Options held by such Optionee shall automatically expire on the earlier of (a) their normal expiration dates and (b) one (1) year after such death. Any such Option may be exercised by the personal representative of the deceased Optionee's estate or by the person or persons to whom his rights under such Option have passed either by will or by the laws of descent and distribution. Any such Option is exercisable in the same manner and subject to the same conditions (other than the expiration date) which would have applied if the Optionee had exercised such Option before he died.


          6.05. Incapacity. In the event that an Optionee is adjudged to be mentally incompetent while in the continuous employ of the Employer or during a period of total and permanent disability which commenced while in the continuous employ of the Employer, the Optionee's guardian, conservator, or legal representative shall have the right to exercise on behalf of the Optionee any Options granted to the Optionee.


          6.06. Termination of Employment. In the event that an Optionee's employment with the Employer terminates for any reason other than the death or disability of the Optionee, all Options held by such Optionee shall automatically expire on the earlier of (a) the date the Option would have expired had the Employee continued in the employ of the Employer and (b) thirty
(30) days after the date that the Optionee's employment with the Employer ceases.


          6.07. Transfer of Options. Except to the extent that an Option may be transferred by will or by the laws of descent and distribution as provided for in Section 6.04, no Option granted under the Plan shall be sold, assigned, transferred, conveyed, pledged or otherwise disposed of by the Optionee or by any other person having or claiming to have any rights thereto or therein, and no Option shall be subject to bankruptcy proceedings, claims of creditors, attachment, garnishment, execution, levy or other legal process against the Optionee or any such other person or their property.


                                   ARTICLE VII

Adjustments Upon Recapitalization


          7.01. Recapitalization. In the event of any merger, consolidation, stock or other non-cash dividend, split-up, spin-off, combination or exchange of shares or other recapitalization or change in capitalization (collectively, "recapitalization"), the Stock which an Optionee would have been entitled to receive upon the exercise of an Option shall, without further action on the part of the Optionee, be changed into the same or a different number of shares of the same or another class or classes of stock, or other consideration, that the Optionee would have received, as a result of such recapitalization, if the Optionee had exercised his Option in full immediately prior to the date of such recapitalization and had not subsequently disposed of his Option Shares; provided, however, that no fractional share shall be issued upon any such exercise, and the aggregate price paid shall be appropriately reduced on account of any fractional share not issued.

          7.02. Change in Maximum Authorized Shares. In the event of any recapitalization in which shares of Stock are converted into, exchanged for or entitled to a different number of shares of Stock or a different class of equity security of the Company, the remaining number of shares of Stock for which Options may be granted under the Plan shall be equal to the number of shares of Stock or the number of shares and class of such equity securities which a person, to whom an Option for all remaining available shares of Stock had been granted immediately prior to the date of such recapitalization, would be entitled to receive. In the event of any other recapitalization, no further Options shall be authorized to be granted under the Plan.


          7.03. Termination Upon Liquidation. A liquidation or dissolution of the Company shall cause all Options, to the extent not previously exercised, to terminate, unless the plan or agreement of liquidation or dissolution provides otherwise.

                                  ARTICLE VIII

Miscellaneous


          8.01. Amendment and Termination of the Plan. The Plan shall terminate no later than June 1, 2001. Notwithstanding the immediately preceding sentence, the Company reserves the right, by action of its Board of Directors, to change, amend, modify or terminate the Plan at any time. Neither the termination of the Plan nor any change, amendment or modification shall have the effect of changing, modifying, amending or terminating in any way any Option which has been granted under the Plan prior to the effective date of any such change, amendment, modification or termination of the Plan.


          8.02. Compliance with Securities Laws. Options shall not be granted, and Option Shares shall not be issued, unless in the opinion of the Company all such grants and issuances shall comply with all relevant provisions of federal and state laws, including the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and any rules and regulations promulgated thereunder, and the requirements of any inter-dealer quotation system or stock exchange upon which the Stock may then be quoted or listed. The Company may require Optionees to deliver representations, agreements and other documents at the time of exercise of Options, necessary to comply with any such laws, regulations and other requirements.


          8.03. Legends. In the event the Stock issued pursuant to the Plan has not been registered under the Securities Act of 1933, as amended, a legend shall be placed on any certificates representing such Stock stating that such shares have not been so registered and that the resale thereof is restricted.


          8.04. No Contract of Employment Intended. Nothing in the Plan or in any Option granted pursuant to the Plan shall confer upon any Employee any right to continue in the employ of the Employer or interfere in any way with the right of the Employer to terminate such Employee's employment at any time.


          8.05. Headings Not Controlling. The titles to Articles and the headings of Sections in the Plan are placed herein for convenience of reference only and, in the case of any conflict, the test of the Plan rather than such titles or headings shall control.


          8.06. Governing Law. The Plan shall be governed by the laws of the State of Delaware and any applicable federal law. It is the intention of the Company that the Plan shall comply with the provisions of Section 422 of the Code and any other applicable federal and state laws, and the Plan shall be interpreted consistently with that end.